Exhibit 23.1.1

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in the Registration Statement of Generex Biotechnology Corporation (the "Company") on Form 10/A, "Amendment No. 2 to General Form for Registration of Securities" of our report dated October 15, 1998, except for Note 15, which is dated October 1, 1999 and Note 7, "Pending Litigation," paragraph 4, which is dated October 20, 1999 on the consolidated financial statements of the Company as of July 31, 1998 and for the year then ended, and our joint report with Mintz & Partners dated October 15, 1998, except for Note 15, which is dated October 1, 1999 and Note 7, "Pending Litigation," paragraph 4, which is dated October 20, 1999 on the consolidated financial statements of the Company as of July 31, 1997 and for the year ended July 31, 1997, and for the period November 2, 1995 (date of inception) to July 31, 1996, which consolidated financial statements appear in the Registration Statement.


Withum, Smith & Brown
New Brunswick, New Jersey
October 27, 1999